Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/TLGA • Cast your vote online • Have your Proxy Card ready P.O. BOX 8016, CARY, NC 27512-9903 • Follow the simple instructions to record your vote PHONE Call 1-866-305-3294 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided TLG Acquisition One Corp. Special Meeting of Stockholders For Stockholders of record as of , 2023 DATE: , 2023 TIME: , Eastern Time PLACE: Special Meeting to be held virtually via live webcast -please visit www.proxydocs.com/TLGA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned, revoking any previous proxies relating to these shares of TLG Acquisition One Corp. (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, each dated , 2023, in connection with the special meeting of stockholders of the Company and at any adjournments thereof (the “Special Meeting”) to be held at Eastern Time on , 2023 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints John Michael Lawrie and David Johnson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. Consummation of the Business Combination is conditioned on the approval of Proposal 1, Proposal 2, Proposal 4 and Proposal 6, subject to the terms of the Merger Agreement. The Business Combination is not conditioned on Proposals 3A through 3G, Proposal 5 or Propaosal 7. If Proposal 1 is not approved, the other Proposals (except Proposal 7) will not be presented to the stockholders for a vote. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3A, PROPOSAL 3B, PROPOSAL 3C, PROPOSAL 3D, PROPOSAL 3E, PROPOSAL 3F, PROPOSAL 3G, PROPSAL 4, PROPOSAL 5, PROPOSAL 6 AND PROPOSAL 7 (IF PRESENTED). PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

TLG Acquisition One Corp. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 THROUGH 7 ((IF PRESENTED )) BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. To consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby; #P1# FOR 2. To consider and vote upon a proposal to adopt the Proposed Charter in the form attached as FOR Annex B to the joint proxy statement/consent solicitation statement/prospectus; #P2# 3. To consider and vote upon seven separately presented proposals to approve certain governance provisions in the Proposed Charter and the Company’s bylaws, which are being separately #P3# #P3# #P3# presented in accordance with SEC guidance and which will each be voted upon on a non-binding advisory basis; a. To consider and vote on the changes to the authorized capital stock in the Proposed FOR Charter, which authorizes the issuance of 530,000,000 shares, consisting of #P4# (i) 500,000,000 shares of common stock and (ii) 30,000,000 shares of preferred stock, and eliminates the Class F common stock; b. To consider and vote on the provisions on the Proposed Charter that provide, subject to FOR the rights of the holders of any outstanding series of preferred stock, the number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL; c. To consider and vote on the provisions on the Proposed Charter that permit the Board to FOR adopt, amend or repeal the Company’s bylaws by approval of a majority of the entire Board; d. To consider and vote on the provisions on the Proposed Charter that permit directors to FOR be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company entitled to vote at an election of directors; e. To consider and vote on the provisions on the Proposed Charter that permit stockholders FOR to act by written consent without a meeting; f. To consider and vote on the addition of provisions in the Proposed Charter exculpating FOR certain of the the Company’s officers from liability in specific circumstances, as permitted by Delaware law; #P4# g. To consider and vote on the exclusion of provisions in the Proposed Charter applicable FOR only to blank check companies, including business combination requirements; 4. To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of NYSE: (i) the issuance of shares of TLG common stock to Electriq equityholders FOR pursuant to the Merger Agreement, together with shares of New Electriq common stock upon exercise of replacement warrants and options; (ii) the issuance of shares of TLG common stock upon conversion of the Class F common stock and in connection with the other transactions expected to occur at the closing of the Merger; and (iii) the reservation for issuance of the shares of New Electriq common stock issuable upon the conversion of shares of TLG preferred stock that are expected to be issued in connection with the closing of the Merger and upon the exercise of warrants of New Electriq that are expected to be issued to satisfy certain Working Capital Loans; You must register to attend the meeting online and/or participate at www.proxydocs.com/TLGA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Attorneys-in-fact should submit powers of attorney. Signature (and Title if applicable) Date Signature (if held jointly) Date

TLG Acquisition One Corp. Special Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 THROUGH 7 (IF PRESENTED) BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 7. To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a FOR later date or dates, if necessary or desirable, at the determination of the TLG Board. #P14# #P14# #P14# You must register to attend the meeting online and/or participate at www.proxydocs.com/TLGA Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Attorneys-in-fact should submit powers of attorney. Signature (and Title if applicable) Date Signature (if held jointly) Date